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                                                                   EXHIBIT 23(d)
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[logo of Cain Brothers & Company, LLC]

                     CONSENT OF CAIN BROTHERS & COMPANY, LLC

We hereby consent to the summaries in this registration statement on Form S-4 of UnitedHealth Group Incorporated of our views as to the value of the stock owned by Virginia's Physician Network, Inc. in United Healthcare of Virginia, Inc., as set forth in the sections of the registration statement entitled "Risk Factors--Absence of Investment Banker's Opinion", and "VPN's Reasons for the Proposed Transaction and Board of Directors Recommendation".


New York, New York                   CAIN BROTHERS & COMPANY, LLC
Dated: January 11, 2001

                                     By: /s/ Daniel M. Cain
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                                     Title: President/CEO
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                                     Date: January 11, 2001
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